1 Transcript of Luminar Technologies, Inc. Q3 2024 Earnings Webcast, November 11, 2024 Yarden Amsalem Welcome, everyone, to Luminar’s Third Quarter of 2024 Business Update call. My name is Yarden Amsalem and I am Luminar’s Senior Manager of Investor Relations, covering for Aileen Smith while she is on maternity leave. With me today are Austin Russell, Luminar’s Founder & Chief Executive Officer, and Tom Fennimore, our Chief Financial Officer. As a quick reminder, this call is being recorded. You can find the Press Release and Presentation that accompany this call at investors.luminartech.com. In a moment, you will hear brief remarks from Austin and Tom, followed by Q&A. Our Q&A session will primarily consist of questions from the institutional analyst community. To ensure we are addressing as many as possible, we would ask the analysts limit their questions to one with one follow up. Before we begin the prepared remarks and Q&A, let me remind everyone that during the call, we may refer to GAAP and Non-GAAP financial measures. Today's discussion also contains forward- looking statements based on the environment as we currently see it; and as such, does include risks and uncertainties. Please refer to our Press Release and Presentation for more information on the specific risk factors that could cause actual results to differ materially. With that, I’d like to introduce Luminar’s Founder and CEO, Austin Russell. Austin Russell Hey, guys, thanks everyone. Good afternoon, and appreciate you joining us. So I want to be able to jump straight in, but before that I thought I'd be able to just give a quick sort of top 5. You know, the most significant business updates to be able to illustrate our business momentum. So first and foremost, you know, Volvo is successfully ramping up the EX90. You know we successfully delivered now to a 4 figure number of vehicles that's going to 5 figures very soon over the coming months. And now we've begun the first global deliveries outside of the US with Volvo as they ramp up the EX90 in a host of different countries. So, seeing our successful execution in the EX90 launch, as well as our ability to ramp, they have now made the decision to start rolling us out on additional vehicle models. And specifically, we're thrilled to announce that Volvo will be featuring Luminar as standard equipment on the next model in their lineup. We expect to be able to share more details on this in the coming months. So that's been an exciting one, and great to be able to have the support. Thank you. Next up, you know, we're happy to announce that we've signed a new advanced development contract for collaboration for next generation, assisted driving system from a Japanese OEM which includes a paid development for hardware, software, and vehicle integration into different car models. 2 On the technology front, we have a major update with regards to our next generation product, Luminar Halo, which is at the center of our ecosystem. Whereas many thought it wouldn’t be technically possible, we've now successfully generated the first point cloud, so to say, proving its substantially increased performance capabilities at a fraction of the cost and size compared to the Iris family. So, in other words, it's the “it's alive!” moment. So whereas Iris was designed to be able to show the world what was possible, this is the lidar that can be put into in design for mass adoption and mass production across the rest of the industry. With Iris we proved it out, and now Halo is there to take the baton and scale it up with a launch expected in 2026. So lastly, over the past 6 months we've executed some aggressive cost down measures to be able to reduce our spend that doesn't contribute directly to our core business, while also driving greater operational efficiency through new technology and industrialization partnerships. So it's important to note that we've already largely made the required investments to build our technology infrastructure, and while these decisions that we've taken were not taken lightly, we're beginning to see the financial results of these actions. This quarter alone we saw over $20 million of improvement in free cash flow, the largest ever in Luminar's history. This is largely as a result of the actions taken in Q2. And costs should continue to come down as we ride the wave of our previous investments and actions. This is a critical proof point for our thesis and path profitability, and Tom could provide more context on this in his remarks. This is the start but not the end, and you know we'll ultimately have more to be able to do over the coming 12 months. Now I'd like to be able to take us through this quarter with a little bit of a macro lens on automotive at large in our industry. So, our momentum in this quarter demonstrates continued progress on our journey to commercialize lidar across the broader industry, to enhance driver safety, and to enable autonomous driving capabilities. In a broader environment that we all know all too well that can only be described as challenging, we delivered strong sequential growth to our first series production program, in aggregate delivering more lidar product this quarter to Volvo than the prior three quarters combined to all of our customers. This is the start, and as we reach a scale that will hopefully help demonstrate to growing out of the quarter to quarter noise, you know, so to say, that we have today, and we expect this to ultimately be reflected in the financial as well. While this is anything but an easy launch, automakers have now began taking notice of the significance of this launch and feeding that into their roadmaps. We're very encouraged by what the future holds for us in our industry. At the same time, I've never felt more strongly about Luminar's leadership position in creating these next generation technologies to enable vehicles to become safer and more autonomous. I mentioned in prior quarters the broader automotive industry is coming through a seismic shift as they embark on creating new vehicle platforms to support next generation assisted and autonomous driving tech, including lidar, and represents one of the biggest upheavals in the industry for decades. Building and launching these new platforms are anything but easy, but automakers are all in as they look to be able to replace their aging platforms. So this architecture shift is also accompanied by a growing penetration of software and advanced compute, which adds incredible complexity to the entire stack on these cars, you know. In fact, 3 many now in the industry refer to these as software-defined vehicles as a way to describe these new platforms. And with this monumental undertaking the complexity cannot be overstated. The result has been a significant disruption both up and down the value chain. And the majority of OEMs have also taken longer than some of their initial targets to launch these platforms, as we discussed last probably a couple of quarters, as they collaborate with a different kind of supply base across the board and develop more centralized vehicle software systems. So this is why today we stand at a crossroads where the majority of major automakers now have lidar embedded into the roadmaps for release this decade, and the long-term opportunity has never been stronger. But we're also powering through the near-term headwinds to ensure that we can realize the long-term success. And critically, we're executing well on the matters that are within our control and taking action to mitigate headwinds faced by an initially slower ramp up timeline than was planned years ago. Some of those near-term headwinds have been prominent in our competitive landscape, which actually has aided some of our efforts in thinning of the herd, so to say. And at one point, a handful of years back we had as many as 200 different competitors, but today I can count on one hand the number of companies that are alive and theoretically capable of building product to global automotive standards. This is no longer a high tide lifting all boats, and this has worked in our favor. So in light of the various factors as well as the capital markets, we rapidly matured to a focus, not just on technology, leadership and long term value, but also being pragmatic stewards of the business in the near term, with a focus on economic and operational efficiency. And as I've highlighted before, we're in a position of luxury from our prior investments. We invested nearly $2 billion to date to create, industrialize, and launch this technology platform from the chip level up, and are able to take cost cutting decisions without materially affecting these near-term deliverables or overall deliverables, allowing us to adapt to the current environment. We're up for this challenge, and as you saw during the quarter, we made another round of decisions to be able to further reduce our cost, this time largely centered around non-technical G&A overhead, which in aggregate can reduce our cost envelope by an additional $80 million per year run rate. Well, but importantly, while cost is coming down, Luminar is ramping up. We're scaling deliveries to our first production OEM, meeting their key volume and quality requirements and doing so at high yield. We're also setting internal records in terms of manufacturing productivity and quality rates, and we couldn't be happier about our ability to effectively meet our customers’ needs in series production, you know, starting with Volvo, and of course the other customers we support as well. So further to that point, well, Volvo spent some amount of time talking about Luminar lidar on their most recent earnings, call. As they now begin to ship cars from their factory to dealerships across the globe, they shared their plans to collect data from our sensors around the world and train AI models with it to be able to enable the next generation assisted and autonomous driving systems. And as of this quarter, they announced that they've now successfully built out one of the largest AI data centers in Scandinavia to be able to host this process to host and process this data from, you 4 know, lidar and other sensors on the vehicle. So Volvo is about to have more cars on the road in the US collecting data than all other lidar equipped data collection vehicles from effectively every other company combined. And this is not to be understated in terms of its significance. So with lidar, this is true 3D ground truth data as well. It's not just 2D data, and the importance of this is that it allows you to create that ground truth, understanding of the world around you with incredible amount of precision and accuracy down to the centimeter level. So on top of this, Volvo is the first global automaker to make lidar standard on vehicles, viewing improved safety as something that should ultimately be fundamental to all drivers. This is similar to them, being the first to introduce everything from the modern three-point seat belt all the way up to the mobile camera systems before they came standard throughout the industry. And while the EX90 has been making a significant mark, the reality is, it's just a small tip of a large spear, you know, for the automotive industry in terms of volume with it, representing only on the order of just 0.1% of the industry volume as it scales up. And this is the first of many committed programs with Luminar, and it doesn't take a whole lot to actually start making a big difference. For example, you know, even with this whole EV revolution, even today, Tesla is just on the order of 2% of vehicle deliveries globally, but makes a massively disproportionate impact. So it goes to show just how a small percentage difference can make such a huge impact. And importantly, though we don't make vehicles overall, we make the technology and we have the ability to work with everyone in the industry. And as a result, we expect to be able to drive market penetration globally at a rate that will deliver us into the double digit percentage market penetration over the next decade. So to that end, seeing our successful execution on the EX90, Volvo has decided to expand their business with us, and feature Luminar as standard equipment on the next vehicle model in their lineup as well. It’s a huge step for us, a huge endorsement for us, and really speaks to their commitment for safety, our leadership and lidar, as well as our ability to execute and industrialize scale. I mentioned as well that we have expanded and signed a new advanced development contract, you know, with the major Japanese automaker. And that includes the continued collaboration on the next generation system, you know, using our lidar and transition to our next generation lidar, as well as paying us for software, a new software development for this specific automaker. So we're really excited about the next phase of the relationship there, as it demonstrates our leadership in everything from semiconductors to lidar to software, and we expect to be able to share additional information on this in the 1st half of 2025. So when considering the current industry challenges more broadly alongside the progress that we're making with our customers and the things that we're doing right to adjust and adapt, why is it that you'd say we're more excited about our future than any other point in our history? And I'd like to be able to take a step back and give a little bit of a reminder of what we're building at Luminar and why we know the future is bright for us and the overall Luminar thesis kind of going back to basics. So forgive me if this is something that some of you guys may know all too well, but for those that are new to the Luminar journey, I think this is really important more broadly.

5 Luminar's thesis and corresponding products and technology have always been focused around enhancing drivers rather than replacing drivers altogether through autonomous and safety features on existing production vehicles. And as a reminder lidar, which is our core technology, is able to uniquely measure the exact distance to objects in 3D using laser pulses between the sensor and objects on the road. Through the use of our fully integrated stack, you know which, as I mentioned, ranges from chips to lidar systems to software systems on top of it, we're able to do this millions of times and doing so and do so every second. And knowing these exact distances to objects is what makes lidar so special as compared to camera-based technologies, which effectively have to guess where the objects are in 3D by extrapolating information from 2D images. Sometimes the cameras are right and the software, and sometimes it's wrong. And this is the hard part is that when it comes to a safety critical application, it's all about that last 1%. You know, we heard the notion from one of our customers that you know you can't run over one of every 100 people or so. For example, it's all about that last 1% when it comes to autonomous driving because otherwise you're limited to a level 2 autonomous system. And what that means is that the driver has to be always paying attention, ready to take over the wheel at any given moment. So if you want to be able to get to level 3, level 4 and above, then that means not just hands off, but eyes off, and being able to have the system responsible for all these different kinds of edge case scenarios that last 1% on top of that from an active safety standpoint. It's also part of the reason why, even with these camera systems today and radar systems, we still lose over a million lives every year to vehicle accidents. And this is where lidar can have a very meaningful impact. So the enhancements of lidar are also not just relevant at day, but very relevant at night. So, whereas camera-based technologies experience significant performance, degradation at night and in other kinds of incremental weather conditions, this is not the case for high performance lidar, which sees effectively just as well in pitch black as it does with bright sunlight shining into it in our case. As the world begins to shift to adopting more autonomous driving solutions, and higher level autonomous driving solutions, the technology that enables us must be flawless. It can't work some of the time and stop working simply because it's dark outside, for example. So in support of this, it's now widely understood by virtually all automakers that lidar and not just cameras is a fundamental requirement for operating autonomously because the car is in full control. There's no room for error, and consequently it's the same for industry experts. Nearly all of them agree that there will be a one-to-one correlation between Level 3 and above equipped vehicles as well as lidar shipments. While lidar can very much have a positive impact, you know, for more fundamental and basic assisted driving systems, it's not a requirement, but it can still dramatically enhance the safety of that which you know, we can see even with examples today, like what Volvo is doing. So our customers, the broader industry, generally agree when it comes to autonomy that the real boom will become to the level 3 and above systems, though, as they're able to perform high speed highway driving without requiring humans to constantly intervene. 6 And ultimately these level 3 and above systems, you know, by 2030 we expect to be widely available as an optional system by nearly all automakers with the ultimate goal being that level 3 will be standardized, you know, as a feature just a few years later. It's nevertheless important to know that the adoption cycles in the automotive industry take time, you know, there's a high barrier to entry, and also high barrier to exit. Generally speaking, it takes up to 20 years from when a technology is first introduced on vehicles to when it becomes standardized throughout the industry. You know, you have classic examples, everything from, you know, seat belts to airbags, to anti-lock brakes, to even that mobile eye system that I mentioned. And for EVs as a platform, actually, it may take even longer than that 20 year cycle for EVs to ultimately come standardized throughout the broader industry and combustion engines to fade. So lidar is arguably actually on a much quicker pace of adoption than almost any other automotive technology in history. But suffice it to say, this industry does require patience. So to us it's very clear that lidar adoption is no longer a matter of if, but rather about when. And within that envelope, I think it's also important to be able to talk about, you know, what is it about our technology that we think makes us so special in the first place? While there are many differentiators, including the fact that we have a uniquely, vertically integrated strategy, you know, starting from the semiconductors, you know, making our own lasers receivers processing electronics, among other things, for our chips, all the way through the lidar and software, we could talk about one thing that makes a lidar very unique and kind of distill it down to it of one aspect. So as we've talked about in the past, the technology starts with a special wavelength of light that we use at 1550 nanometers versus the current industry prominence, which is 905 nanometers. One of the most fundamental limitations of lasers is related to eye safety which serves to limit how much power can be put out instantaneously from a lidar's laser. Correspondingly, this limit on power also affects the system's performance capabilities. In contrast to the rest of the industry, we operate a much longer wavelength of light than others, which enables us to put 17 times the amount of pulse energy into the environment and more energy equals better performance. You know, more peak power is better results, better ranging, which translates into better safety and the ability to meet these stringent global OEM performance standards and also with fewer components. Because we use this 1550 nanometer wavelength that's safe for the human eye, the increased pulse energy delivered translates directly in dramatically better performance at longer range for the 3D images point clouds that we generate. This is required for cars to be able to operate safely at higher speed, you know, and for level 3 autonomous modes, as well as enable reliable high speed, active safety features. Specifically, and because of our technology stack, we're able to see and detect even some of the hardest to see objects at distances past 250 meters in all kinds of ambient light conditions. This stands in stark contrast to competitive technologies which generally can only see objects required for safe driving in distances, and maybe up to a hundred meters. While these shorter perception distances are suitable for lower speed driving, it's insufficient to be able to safely maneuver at high speed. The performance can also directly translate into lives saved, 7 and the thing is, is the vast majority of vehicle accidents fatalities actually occur at higher speeds, in the first place, making it all the more important. Getting to the stage in our technological advantage with anything but easy, but nevertheless begs the question of why hasn't everyone followed in these same footsteps? The reality is that the performance advantages of using this wavelength and of building the technology is well understood. The simple answer is, is that doing anything at 1550 nanometer is very, very hard to do. 905 nanometer components have generally been widely available at low cost, and much of the landscape. lidar historically followed the path of least resistance and lowest initial R&D investment in order to develop the systems. However, that limit has a ceiling associated with it and with Luminar there is no ceiling attached to that. We've uniquely developed our 1550 nanometer technology from the chip level up. And we've had to create multiple fundamental innovations to make 1550 possible from both a technical supply chain and economic perspective. You know, we have this integrated stack that encompasses a chip level design as well as system level software. So our chip capabilities are unrivaled, you know, as part of a broader Luminar Semiconductor, Inc. entity that we've consolidated there, creating laser chips, receiver chips and processing electronics chips to create a significant moat around our ability to be able to deliver these technologies, while on top of that our software facilitates the integration of our devices into our OEMs and creates a very nice lock-in effect as well. So wrapping up, the bottom line is this, we feel great about the backers that are within our control -- our technology, our leadership position and our ability to be able to adjust our business to the current times and the broader macro environment. The factors that are outside of our control, you know, can be challenging, but we're more than up for them, and believe that when the industry begins to ramp production of vehicles that have lidar specced in, you know, as with the programs that we won to date and additional programs that we will, we'll be in a position to be able to capitalize on the vast opportunities that lie ahead of us. So taking a step back, one last point I want to mention is that on the technology front, you know, Luminar Halo development is rapidly progressing and the Luminar Halo is going to be the key enabler to this mass global adoption of long range lidar technology. In fact, as part of these remarks, you know, I mentioned at the start, you know, in Q3, we actually generated our first point cloud with Luminar Halo. Being able to demonstrate this industry, leading long range lidar data fidelity to dramatically improve the safety of these vehicles, as well as enable those autonomous capabilities, and in a fraction of the cost and form factor. And as a reminder for everyone on call, whereas Iris was designed to be able to kick off a new era of safety and autonomy, Luminar Halo is designed to be able to accelerate it to mass adoption with those improved cost, size and performance factors. Furthermore, we're applying learnings from industrializing our first product, Iris, to Halo, leveraging the factory capabilities, leveraging all that infrastructure investment leveraging the technology platform. And this gives us the confidence as we look towards the launch of Halo in 2026, which is at an even significantly faster pace than what we've done for previous product developments. 8 And with that I'd like to be able to turn things over to Tom to be able to talk through our annual business milestones and be able to provide a little bit of commentary on quarterly financials as well as our outlook for growth. Tom Fennimore Thank you, Austin. I want to first review the progress towards our four 2024 business milestones. We already achieved our first business milestone earlier this year, which was to successfully achieve Volvo SOP. We also have achieved our second milestone, which was to launch the TPK facility for additional capacity and improved cost, which we accomplished in Q2 with our expanded TPK arrangement. Our third milestone for was to unveil our next-gen LiDAR and deliver samples to key select customers. We unveiled Luminar Halo in April and remain on track for sample deliveries to select customers by year-end. Our final milestone was to expand the ecosystem around our LiDAR. We discussed in prior quarters, the progress we’ve made on our semiconductor and software businesses and this quarter I’d like to give an update on our insurance business. We continue to make progress on industrializing our insurance product as we finalized the partnership with our primary insurer partner and also finalized the design of the customer experience within our insurance app. We should be in a position to start writing our initial insurance policies early next year. Ultimately, we remain on track to meet all of our business milestones this year. Let’s now review our Q3 financial results. Revenue for the quarter was $15.5M, down 7% quarter-over-quarter, and 9% year-over-year. This was below the guidance we gave on our Q2 call that Q3 revenue would be in-line to modestly higher. The primary reason for the decline in sequential revenue was the renegotiation of a large non- automotive, non-series production contract we mentioned last quarter. Excluding this adjustment, revenue would have been up meaningfully QoQ. In particular, we saw strong growth in sensor sales this quarter as we continue to meet Volvo’s weekly shipment requests while improving our manufacturing yield and quality rates. Let’s move on now to Gross Loss. For the quarter, we reported gross loss of negative $(14.0) million on a GAAP basis and a loss of $(11.7) million on a non-GAAP basis. On a non-GAAP basis, this was in-line with our guidance for Gross Loss to increase this quarter relative to Q2 levels excluding our contract loss. On a non-GAAP basis, Q3 Gross Loss was negatively impacted by roughly $8 million related to the slower series production ramp—about half from supplier charges due to the lower volume and about half from inventory write-downs due to higher inventory levels at quarter end.

9 This was partially offset by early returns from our efforts to reduce COGS, process improvements and higher sales to non-automotive markets which typically command higher ASPs and margins. Let’s move on now to OpEx, Restructuring and cash spend. In September we also announced additional steps under our restructuring plan that are incremental to the actions we announced in May. We expect these actions we started in September to generate approximately $80 million in annual cash savings on a run-rate basis once they are completed by the end of next year. Since the beginning of the year, we made the tough decision to reduce our workforce by approximately 30%, among other actions taken to streamline our cost structure such as contractor reduction, reduced travel and a reduction in our real estate footprint. In total, since the beginning of the year, we have undertaken cost actions which we target to generate up to $145 million in annual run-rate savings. In Q3, we started to see the early results of our cost reduction actions. Specifically, a $10 million improvement in Q3 non-GAAP operating expenses relative to Q2 and a $20 million reduction in our free cash flow loss. Importantly, the impact of actions taken in September are not reflected in our Q3 results and we expect them to start showing in Q4. We are also continuously looking at taking additional actions to reduce our costs, particularly as we continue to make execution progress on Iris. Our change in cash, which excludes the net impact of the approximately $90 million in debt we raised in August, was $52 million during the third quarter, an improvement from $57 million change we saw in Q2. We ended the quarter with roughly $249 million in Cash & Liquidity, which includes marketable securities and our $50 million undrawn line of credit. As of September 30, we had $182 million remaining on our equity finance program. During Q3, we raised $6 million through our equity capital finance program. This was below the $19 million we raised in Q2, although I would expect this number to be higher in Q4. When you look at what’s available on our equity finance program and combine it with our existing liquidity of $249 million, that gives us access to $431 million of capital, which we expect to provide us ample runway to reach at least the end of 2026. From a liquidity standpoint, we discussed last quarter we would need approximately $100 million of additional capital to reach profitability. I'm increasingly optimistic that our September cost-cutting actions could reduce this $100 million additional capital need, but likely won’t completely eliminate it. While we are in no rush to raise additional capital given our liquidity runway, this is something we would like to address sooner rather than later and have multiple avenues available to us today to do so. This brings me to the final part of my prepared remarks, which is our guidance for Q4. I would like to remind everyone that our guidance is meant to be more directional versus specific in nature. As we are still in the early days of scaling series production, our series revenue remains fluid and heavily dependent on the pace of our customer’s production ramp. 10 The slower series production ramp in Q3 resulted in higher levels of sensor inventory, and we currently have sufficient inventory on hand to fully serve most of not all of expected Q4 demand. As a result, we decided to adjust our manufacturing rate for several weeks to better align with our customer’s production rate. As a result, we expect Q4 non-GAAP Gross Loss to improve relative to Q3. In addition, we expect OpEx and Change in Cash to continue and improve in Q4, reflecting the benefit of our cost reduction actions, though offset by the expected higher interest expense from our recent convertible debt transaction. In terms of revenue, we expect Q4 to grow modestly versus Q3, reflecting continued growth in sensor sales. In addition, we are adjusting our year-end Cash & Liquidity target from over $240 million to a range of approximately $230 to $240 million. Where we end up is ultimately going to depend upon the higher cash restructuring expenses we incur, as well as what we ultimately draw down on our equity line of credit. On October 30th our shareholders also passed an authorization allowing our board of directors to enact a reverse stock split at their discretion. We’re planning to share more information on a potential reverse split and its terms in the near-term after our board decides what they’re going to do. As of November 8th, roughly $23 million of our Series 1 2030 convertible bonds have been converted to equity, with approximately $59 million remaining. We continue to have approximately $203 million of our unsecured convertible debt maturing in 2026, as well as $192 million of our Series 2 2030 convertible debt. The cooling-off period from our August transaction has now expired and we’re actively looking at ways to continue to reduce the $200 million or so balance on our 2026 unsecured convertible bonds. Finally, given the accounting complexity of the convertible debt transaction we completed in August, we will likely need a couple days, plus or minus, extension to file our 10-Q this quarter. There’s some additional reviews that we’re doing around the final accounting for the convertible transaction. We are confident that we’ll be able to file the 10-Q within the 5-day extension period. This concludes my prepared remarks. I’d like to thank the Luminar team again for another strong quarter, and I would like to hand it back over to Yarden for Q&A. Yarden Amsalem Great. Thank you, Tom. We are now going to hand it over to our analyst community. Our first question is going to come from Winnie Dong at Deutsche Bank. Tom Fennimore Hey, Winnie. Winnie Dong 11 Hi, thanks so much for taking my questions. I'm just curious, you know, post the election. Any implications do you think it would have on Luminar on a go forward basis, you know, specifically as it pertains to, you know, EV policies. And then my second question is on cost reduction. You know, curious if there's any further low hanging fruits that you know, you can potentially take action on, or if, like the recent actions you've already taken off pretty much is close to you know what you can do for now. Thank you. Tom Fennimore Yeah, I'll start with the second part first. I think we've plucked most of the low hanging fruit. But we're continuing to look at our cost structure, the progress we're making on executing and, you know, continue to look at ways to continue to cut our costs, I would say a lot of the easy actions have already been taken, but we're constantly looking at stuff to do. With regards to the election, look, I think it's too early for us to tell. You know we continually monitor the geopolitical events, and how that can impact our business. At the end of the day, what we're really focused on is executing on our business plan and developing and producing the best lidar in the industry. We do that, we're going to be fine, no matter what happens in the geopolitical realm. Austin Russell I'll also say that, you know, when it comes to safety and saving lives and improving, you know, roads in the US, that's probably one of the maybe few bipartisan, you know, issues that people are very supportive of. Nobody likes people being injured or losing their lives out on roads. And this is a problem that we're solving at global scale, and great to be able to have that support. And of course, yeah, great to be able to have some tailwinds along with it. Winnie Dong Perfect. Thank you guys so much. Yarden Amsalem Thank you, Winnie. Our next question is going to come from Tristan Guerra at Baird. Tom Fennimore Hey, Tristan, you on the line? I think you're on mute. Yarden Amsalem Okay, we'll move into the next analyst. Our next question is going to come from John Babcock at Bank of America. Tom Fennimore Hey! John! John Babcock Hey, guys, how are you doing. Tom Fennimore 12 Doing? Great. How about you? John Babcock Good. Yeah. I guess one of my questions. You talked about this new advanced development contract with an OEM partner. I was just curious, is that an existing partner that you had? Or is this is this one that you've announced in the past? Tom Fennimore I think, as we said in there, this is like the next phase of this development contract. So it's, you know, a customer that we've talked about in the past, and it's, you know, taking that next step there. And you know, getting us ultimately closer to the series production phase. John Babcock Okay, that's helpful. And then, as it pertains to the new Volvo car that you're going to become standard on, any sense in terms of timeline on when that might launch. And also, if you can just talk about whether that vehicle is going to use Halo, for it's going to be using the existing Iris technology. Austin Russell We will say, you know, when it when it comes to the previous contract we're talking about. That's where we're doing the design integration studies that I mentioned for Halo and so that planning. But, as it relates to Volvo you know, currently, it's with the generation of the Iris family. And then, you know, ultimately, as you figure a lot of automakers are very excited to be able to, you know, adopt, and transition to Halo so because it can enable so that mass scale and adoption. Whereas Iris, you know, is great for kind of starting off, you know, with these different platforms getting the data out there, as we mentioned with Volvo. But but yeah, there will, I think we mentioned, there will be more to share. Ultimately, this is in, you know, OEM’s hands to share in the first half of 2025. John Babcock Okay, have you talked about you know any sort of timeline on when you might be able to commercialize the Halo lidar. Can’t remember if you included that as part of the investor Day. Austin Russell Yeah, it's coming up, in automotive years, it's right around the corner you know, which is in 2026 so that's our launch timeline for it. And we're excited to already get some great positive feedback from customers we mentioned. You know, as part of our one of our business milestones that we'd be showcasing it already and getting in the hands of some customers initially. And you know people are very excited to see the results of the point cloud and showing what's possible with such a simplified bill of materials, the next generation semiconductors that we have, our integrated software, and of course, the cost and form factor that we're able to deliver with Halo. John Babcock Okay, and then just last question before I turn it over. If you could just, I don't know if it's possible to maybe provide some early expectations on 25 at least. Like how we should think about volumes generally. You know, I mean, I don't know if you might be able to kind of talk about, you know which

13 which or how many vehicle models you'll be in next year, I mean, I think, in the Polestar you also have the EX90 if there are any that I'm leaving out there that'd be helpful. And also I don't know if there's any sort of volume or cost expectations or additional detail you can provide. Anything on that front would be useful. Tom Fennimore John, I look forward to sharing that with you in a few months, when we do our year end call. John Babcock Okay. Fair. Enough. Thanks. Yarden Amsalem Thank you, John. Our next question is going to come from Jash Patwa at JP Morgan. Tom Fennimore Hey, Jash. Jash Patwa Hi, thanks for taking my question and congratulations on the two wins and encouraging to see the rapid progress on Halo development. I wanted to start with a high level question around the market share capture window. You know what innings of the market share capture window do you see the industry in today, and how soon can we expect the slew of next gen platform announcements and contract wins being announced? You know curious if it's early 2025, second half of 25, or 26, when we see those additional wins flowing through and relatedly, could you also just touch on the nature of your relationship with platform partners like Mobileye and Nvidia. How are these relationships structured today? What are the key focus points for them when evaluating lidar partners, and whether you expect these relationships to evolve into exclusive partnerships over time? Thanks, and have a follow up. Austin Russell Yeah, no, that's great. I think when it comes to the lidar adoption cycle, you know, things have definitely been taking off. I think we need to make sure again to put it into perspective, though you know, overall. Obviously, you know like some of the OEM timelines for their new platforms, you know, specifically, have you know we mentioned this is no surprise, has been very like widely publicized, for, you know, past year or 2, or whatever that you know a year or 2 later. So that's kind of the near term stuff to deal with, but in terms of the broader kind of zooming macro adoption cycle, you know, we mentioned that for traditional kinds of technologies as long as 20 years from the first introduction to standardization across the industry. And I think again, we're seeing a much more compressed cycle. We're going to continue to see a lot of acceleration over the course of the next few years. I don't know if there's any kind of specific month or quarter or anything that's you know, magical that's necessarily happening. But I'll say this is that in addition to kind of advancing with the development with this kind of slew of additional automakers, a big focus is making sure that we can successfully execute on the automakers that and the partners that we have there today. And you know, the reality is that there's tens of billions of dollars of business, you know, even with just the 14 OEMs that we're working with today as you start to get more and more penetration across their lineups and fleets. So you know, there's already opportunities to substantially multiply the value. The key is that we have to show that successful execution. And that's really where you know, when folks like Volvo start to see, hey you can launch a EX90, okay, you know, give the green light for more vehicles, and you know, hey, when certain other automakers see, hey, we're meeting the milestones here, then you can keep progressing with the platform. And then, you know, eventually transition to Halo and do all of those things there, too. So I think that's definitely happening. And at a rapid pace there, you know. And obviously over the course of the next 24 months, you know. I'm sure it'll be exciting to share more. And I'm sure it's you know, also public, that different OEMs, I would say, have for the next major platform have different launch timings, but a lot of them are kind of converging around that, yeah, I would say 2027, 2028, 2029, you know, timeframe as ramps up. Obviously, we have some much earlier wins that’ll allow us to ride that revenue curve earlier. But you know they're just taking off now, getting off the ground. Jash Patwa Understood that that's super helpful. Just as a follow up the additional win with Volvo. Surely, you know, showcases that Volvo and its consumers are appreciating the value add provided by the Luminar's lidar sensors. Curious, if you have any early feedback from consumers, as it relates to the lidar technology, and more specifically, any insights from a safety standpoint that you might be seeing in the data. Also, just wondering if you could share any color around the insurance business with regard to the go to market strategy, the ramp up trajectory, and any implications from a profitability or cash flow standpoint? Austin Russell Maybe I can do the first one, and you can do the second one. Yeah, yeah, I'd say that when it when it comes to Volvo more broadly, there's definitely that conviction. You know, the consumer interest is extremely significant, and I think this is one of the driving factors behind. You know the marketing, you know of the EX90 I mean, the campaign is just starting right in terms of as they're kicking it off as Volvo is able to ramp up their production capacity. I think you know, we'll see a lot of that marketing, you know, drastically increase. You know. I mean, they have what? Over 2,000 dealerships globally you know, that are going to be supporting and making the case, for you know. for Luminar, you know, around the world, and that's something that is, I think, really special and unique for us to be able to be a critical part of that journey and story. But Volvo's known historically as being kind of the introductory, you know, path for new kinds of technologies, you know, to the broader industry. So as it gets more and more awareness there from a consumer standpoint, I think that's where you'll start to see more and more demand push from a consumer side, not just from an OEM standpoint which it's basically been all OEM driven, you know, up to this point. I think ultimately beyond the consumer side, you know, there will also be a regulatory push, you know, as the safety standards and requirements increase significantly. We see the new 2029 mandate for regulations there that the only system that we've seen demonstrated to meet those capabilities, you know, has been, you know, with our lidar and software. And this is kind of what we've what we've published and what our insurance partner, Swiss Re, you know, has published as well with it up to 40% improvement in terms of, you know, reduction in accidents and accident severity. So those are huge stats, and obviously one that that Volvo was very excited about. But have big 15 implications for savings around the ecosystem created by the product which you know is insurance is one example of that. Tom Fennimore Yeah, so on the insurance side, we're planning to register in the top 10 states in the US, which comprise about half the vehicle sales in the US. We're targeting, you know, I would say annual insurance savings for the EX90 and other vehicles that are equipped with our lidar of about 20%. Given the safety improvements, we believe that that's, you know, a meaningful discount to give to the consumer to hopefully attract adoption, while at the same time making sure that we still get decent profitability on the insurance side. We're partnering with a couple of people in the insurance space that, quite frankly, are smarter at insurance than we are to make sure that we're doing this in a responsible way. You know, look, the ultimate adoption rate, you know, I think, is a little still TBD at this moment. We're going to be targeting people who buy the EX90 in a variety of ways. We're hoping that the savings is, you know, meaningful enough, you know it could be a few hundred dollars of a premium per year, which, in my opinion is very meaningful given how much insurance costs have been increasing, but time will tell. I don't expect it to be a material contributor to our P&L over the next few quarters, but I hope after that, if it's successful, you know that will change. Jash Patwa Got it. Thanks for taking my questions and good luck. Yarden Amsalem Thank you Jash. Our next question is going to come from Mark Delaney at Goldman Sachs. Tom Fennimore Hey Mark. Austin Russell Hey. Mark Delaney Good afternoon. Thank you very much for taking my questions. First I was hoping for an update on Iris Plus development, and in particular with the news from the last update call that you were going to make more use of the Iris platform. Maybe you could help us better understand how that is going and when we should expect to see Iris Plus shipping for vehicles and series production? Tom Fennimore Yup. I think it's way just to remind everyone what we talked about. What we did last quarter is we were borrowing more of the Iris architecture which we successfully industrialized and reached SOP with Volvo. We're borrowing more of that architecture to Iris Plus for a lead customer there. We recently prepared the first set of samples and they're going through the testing process. And so we hope to have a, you know, an update on exactly what that timeline is going to be here in the near term. But you know, I think we're off to testing. And you know, I think the initial results are encouraging from that. 16 Mark Delaney Got it. My other question was around Volvo, and recognizing that you aren’t going to say any specifics on the vehicle, that that's up to them. But maybe you can just help us from a Luminar perspective is the win that you've secured is that how does that compare relative to the EX90. And can you give us a better sense as to when this new model win would be in series production? Tom Fennimore It's going to be smaller than the EX90, and we're hoping that it is going to launch here over the next several quarters. Mark Delaney Thank you. I'll turn it over. Yarden Amsalem Great. Thank you, Mark. Austin Russell Ultimately our goal is that as we prove the successful launch and ramp capabilities with each model, then you know, the goal’s obviously to expand, you know, across the vehicle mix, you know, with a given OEM. You know Volvo delivers the better part of a million vehicles per year, you know. So you know ultimately, that's the goal of where we can do the math of what we want to get to. And if we can prove that out, I think there's a path over the longer term. Yarden Amsalem Right. Thank you, Mark. Our next question is going to come from Kevin Cassidy at Rosenblatt. Kevin Cassidy Yeah, thanks for taking my question and congratulations on the progress. But I just wanna understand a little better of the roadmap of how you go from Iris and then cross over to Halo. Is Iris going to ship in the EX90 forever? Or does that get an upgrade to Halo, or you know, just kind of how do you get that pipeline? It took a while to get Iris into production and then Halo to me in 2 years, it seems very fast. Austin Russell Yes, and it is a much more accelerated pace of development, because it took the better part of a decade to be able to build out that core technology platform, to be able to, you know, develop the different semiconductor technologies, to be able to really pioneer all these different aspects of the platform. And now we get to ride that investment curve, to be able to have much more rapid pace of adoption, acceleration, and I think, for even what's beyond Halo, you know you'll ultimately see the same kind of rapid pace there as that comes into play, and same thing when it comes to costs, you know, like the factory build outs that we're doing, for you know, scaling beyond what we have from Mexico, you know, a fraction of the cost, same with the product cost, same with bill of materials, same with the supply chain, same with the engineering that goes into it. Now, significantly, we are

17 building Halo to actually be backwards compatible, you know, with Iris. So this gives us an opportunity to be able to, you know, should we want to an OEM desire to which, I think is ultimately aligned, to be able to slot that in accordingly. And this is something that it's important from a data standpoint, to be able to have that compatibility because, you know, you have automakers investing, you know, billions of dollars into these technology platforms and data collection platforms and getting out there with these vehicles to be able to do that. And you want to make sure that continues to carry forward. So that's something that I think is super meaningful and part of the stickiness as well, and that's something that you know we're excited to be able to do with Halo, to be able to give them a smooth transition. And these are the kinds of conversations that we're having today with automakers across the industry. Kevin Cassidy Okay, and you touched on something that was going to be my follow up question was the fraction of the cost. So that leaves a lot of open discussion. But I would imagine volumes go up more than the cost comes down would be one way to think of it. But is it, you know, are you saying 50% lower costs or 25%, you know? Can you give us some ballpark of what the cost might be the difference? Austin Russell We expect better than 50%. You know, it's a little hard to give a exact percentage, you know, to this point. But we're able to deliver greater performance, you know, in the in the point cloud and the sensor at about a 3rd of the size. And yeah, we expect it to be less than half the cost. Now, of course, part of the cost problem is also solved for with scale, you know. For example, the stuff that we have to do today, is a lot more expensive when it's at the initial front end of the ramp curve versus, you know, when you start to reach you know more substantive run rate volumes, for example, with the EX90. That's something that you know you have to be able to have. Of course, you know, when you're talking 2026, we're already well into the ramp curves of even the initial programs, much less the additional programs that we want and we'll be launching with. So that's something where it allows us to be able to leverage the economies of scale with simplified materials. And we're talking you know in addition to cost of down components, it just also has significantly less components and simplified design in the 1st place. And part of this is because we're also designing this hand in hand, you know, with some of our industrialization partners as well, including TPK, that that we described as part of our new partnership efforts to be able to save on cost both on OpEx as well as on a product standpoint, you know, individually. So this is all kind of coming to a head and allowing us to be able to be in a position of where automakers have a very clear business case to put this across all cars. Kevin Cassidy Okay, and if I can get one more question, and you, you had mentioned about Volvo building a data center because of all the data they can collect with a lidar, you know, compared to camera. Imagine there's but you had an initiative for a while of mapping. Is that still active? Austin Russell Yes, actually. And you know, we've been we've been working on, you know the mapping side for some time. I think that the meaningful part now is, it's all about data and scaling up. We've actually 18 had some development contracts you know, and including one with a major automaker, you know, on the mapping side, to be able to, you know, help cover some of the cost of development and build some specific features there. But you know where you start to see just the insane value building up is when you get this mass level of data and scale. You know, you look at other autonomous vehicle test companies today. You know, like even the Waymos of this world, you know, they spend on the order of a billion a year to be able to collect data from 500 cars, you know, out driving around the US, you know, measuring what's going on. You know, we're about to have tens of thousands of EX90s going around collecting data, you know, with our lidar. Ultimately, you know, hundreds of thousands, you know, shortly thereafter, here you know, over the over the coming quarters. And that's something where you know it's just unprecedented scale, you know, across the globe, and you know the level of detail and understanding we're going to have around the world is really second to none when you have this level of precision. So that's something that, you know a lot of the seeds that we planted and bets that we made years ago, you know, sometimes it's hard to see. But we're, you know, we're trying to think years ahead, you know, as this intersects our ultimate roadmap. And that's something that I think is a perfect example of that of building and capturing the ecosystem value that's created around the lidar. The lidar is just ultimately going to be a small fraction of the total value created that we capture out of this. And that's where a perfect example of the rest of the ecosystem, even if you know, between things like mapping and insurance and everything. These are not huge costs. I mean, it's you know what maybe each of them is like on the order of 1% of Luminar spend. So you know, it's very, very high leverage. Kevin Cassidy Great. Okay. Thank you. Austin Russell Okay. Yarden Amsalem Thank you, Kevin. Our next and final question is going to come from Tristan Guerra at Baird. Tristan Gerra Hi guys, great progress given the challenging environment. At what point do we get to a model where software is actually the primary contributor of revenue and margin, and where it subsidizes, or maybe even that becomes the revenue contributor. And then, the actual lidar becomes part of the whole software offering. You know, and obviously with the implications on gross margin. Is there an outlook for that? And how many years away is that? Austin Russell So I would say more broadly, from a software standpoint, you know, in terms of the value add from a software perspective, there's already a lot of that that's happening today. Some of it's us, some of it's I realize I didn't totally into the platform partner question earlier, with folks like Nvidia and Mobileye as well as the automakers that are creating these AI systems, you know, and in some cases in conjunction with us that are going to be extremely powerful, and are already a significant part of that revenue mix. You know, I would say, if you take a look today, you know, funnily enough, 19 because it's we're still in the early phases of the ramp, you know. The majority of our even, you know. but small revenue, you know, today, is from, you know, things outside of series production lidar, you know, semiconductor, software, you know, AI systems like and obviously some adjacent market sales. But I think the software side is definitely going to be a huge part of the story when it comes to you know, the later on, in the second half of this decade, I'd say it's about like 3 years behind, you know where we are on the lidar front, and more and more automakers have also realized just how meaningful it can be to have the right software partners at play. The reality is that the majority of automakers don't have a software solution today, to be able to scale with. And as they're planning to be able to launch the next generation platforms, that's going to be something that's needed. And I think, it's clear that Luminar has a hand to play, including from this, you know, announcement that we just had today. Tristan Gerra Thanks, and then for my follow up question. If the shift from EVs to hybrid is still ongoing next year, does that impact your revenue, pipeline or design win pipeline at all? Is there, you know, do you see over the next couple of years still a higher attach rate, with EVs versus hybrid? And then, finally, if you could remind us of some of the engagements that you had, you know, with some auto OEMs, you know, outside of Volvo. I think you had mentioned Nissan a few years ago, and also some traction in China. Have those been delayed, or but do you still have ongoing relationship? Are those still opportunities? Tom Fennimore We have ongoing relationships, great dialogue, great progress, I think. You know, Tristan, as you mentioned, there's this whole, I would say, shift going on in the industry about how much more we want to devote to EVs versus hybrids versus traditional gas engines. We're agnostic to that. We work on any platform. We just need the automakers to make a decision on which direction they're going to go. And then we're going to be ready there to serve them and put our lidar on that vehicle. But I would say there's been an industry wide pause, and that's in almost every major region that you just mentioned in lidar decision making, because they need to decide which direction they're going to go. And then, as soon as they decide, then they'll, you know, come back and decide how they're going to deploy lidar in that vehicle, in what quantity we don't think there's ultimately, in a longer term going to be a difference in our business based upon which direction they're going to go. There may be some near term headwinds, because I would say we're overweighted to EVs in the near term because of decisions the industry made a few years ago to invest in EVs. But ultimately we're agnostic. The longer term potential for lidar is there. And as soon as these decisions are made, we think it's going to unlock these next rounds of lidar RFQs. Austin Russell You know, it's really all just a question of the platform timing. Right? You know, because you know, it's public that and been public for some time, as we've talked about some of the automakers there, and I think it's actually very much the right decision for the next generation platform. Some of them were going all EVs and only EVs. And we don't think that's right, because ultimately that won't be helpful to us in the in the longer term, either. And I know that it's funny a lot of people think of Luminar as just like an EV company, which is, which is kind of weird, since actually, the majority of 20 our wins are not on, you know, not just EV only platforms. It's also including combustion engine and hybrid. But of course, from a planning standpoint, as Tom mentioned just it just happens to be the things like the EX90 are EVs that are just the near term ones. These are decided earlier on, I think as this scales up you know, the reality is that for some of the larger OEMs, you know that are there, there's going to be a nice mix of multiple different kinds of powertrains and ones that we're integrated into. And you know that said, you know, folks like Volvo, they're having their strides and success when it comes to EVs. And I think they can do that as a smaller OEM as well, you know, pretty successfully. But when it comes to some of the big mainstream ones that we're starting to work with, I think I think that's where it's going to be, you know, leaning more towards combustion and hybrid. Tristan Gerra Thank you very much. Yarden Amsalem Thank you, Tristan. This marks the end of our Q and A session. I'd like to thank everybody for sticking around and participating in the call, and for the analysts that asked the questions, and investors and other folks that have joined us. We look forward to talking to you guys next quarter. Thank you. Austin Russell and Tom Fennimore Thanks everyone.